 Exhibit (a)(1)(v)
Offer by
TRINET GROUP, INC.
to Purchase for Cash
Up to 5,981,308 Shares of its Common Stock At a Purchase Price of $107.00 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON
AUGUST 28, 2023, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED
(THE “EXPIRATION DATE”).

August 1, 2023
To our Clients:
Enclosed for your consideration are the Offer to Purchase, dated August 1, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Tender Offer Statement on Schedule TO-I that the Company has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) (such materials, collectively, as they may be amended or supplemented from time to time, the “tender offer materials”) in connection with the offer by TriNet Group, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 5,981,308 shares of its issued and outstanding common stock, par value $0.000025 per share (the “shares”), at a price of $107.00 per share (the “Purchase Price”), less any applicable withholding taxes and without interest. The terms and conditions set forth in the tender offer materials collectively constitute the “tender offer”.
We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Letter of Transmittal and the other tender offer materials are furnished to you for your information only and cannot be used by you to tender shares held by us for your account. If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.
On July 30, 2023, the Company entered into a repurchase agreement (the “Repurchase Agreement”) with AGI-T, L.P., a Delaware limited partnership, and A-A SMA, L.P., a Delaware limited partnership (both affiliates of the Company’s largest stockholder, Atairos Group, Inc., and collectively, “Atairos”), which beneficially owned 21,450,259 shares of the Company’s common stock (representing approximately 36% of its outstanding shares) as of July 27, 2023. Pursuant to the Repurchase Agreement, the Company agreed to purchase for cash 3,364,486 shares, as such number may be increased pursuant to the Repurchase Agreement, from Atairos at the Purchase Price (the “Share Repurchase”). If the tender offer is not fully subscribed, but at least 3,644,859 shares are properly tendered and not properly withdrawn pursuant to the tender offer, the 3,364,486 shares to be repurchased from Atairos pursuant to the Repurchase Agreement will be increased such that the Company repurchases from Atairos an additional number of shares equal to the difference between (i) 5,981,308 shares, which is the maximum number of shares the Company is offering to repurchase in the tender offer, and (ii) the number of shares the Company repurchases pursuant to the tender offer; provided that such increase does not cause Atairos to beneficially own less than 33% of the Company’s outstanding shares immediately following the closing of the Share Repurchase (taking into account the shares purchased in the tender offer), which percentage may be further reduced to 30% at Atairos’ sole discretion. If the Company decides to exercise the Two Percent Upsize Option (as defined in the Offer to Purchase), Atairos has agreed to proportionally increase the number of shares it sells pursuant to the Share Repurchase, up to an additional 429,005 shares, so as to continue to beneficially own approximately 36% of the Company’s outstanding shares immediately following the closing of the Share Repurchase (taking into account the shares purchased in the tender offer). If the tender offer is not fully subscribed and fewer than 3,644,859 shares are properly tendered and not properly withdrawn pursuant to the tender offer, the Company will repurchase that number of shares properly tendered and not properly withdrawn pursuant to the tender offer and the Company will repurchase only 3,364,486 shares from Atairos under the Repurchase Agreement. Pursuant to the Repurchase Agreement, Atairos has agreed that it will not, directly or indirectly, purchase or sell shares from the date of the Repurchase Agreement until the 11th business day after the Expiration Date. The Share Repurchase is scheduled to close on the 11th business day following the Expiration Date, or September 13, 2023. See Section 11 of the Offer to Purchase. The Share Repurchase is conditioned upon, among other matters, the completion of the tender offer, which, in turn, is subject to certain conditions, including the Financing Condition (as defined in the Offer to Purchase).
Assuming that the conditions to the tender offer are satisfied or waived and the tender offer is fully subscribed, the Company would purchase 5,981,308 pursuant to the tender offer and 3,364,486 shares pursuant to the Share Repurchase for an aggregate of 9,345,794 shares, representing approximately 16% of the Company’s outstanding shares as of July 27, 2023.
If more than 5,981,308 shares are properly tendered in the tender offer and not properly withdrawn, the Company reserves the right to exercise the Two Percent Upsize Option. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares of its common stock or to change the Purchase Price subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.
The Company will pay the Purchase Price for shares properly tendered and not properly withdrawn pursuant to the tender offer, taking into account the total number of shares tendered. Upon the terms and subject to the conditions of the tender offer, if less than 5,981,308 shares are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will buy all shares properly tendered and not properly withdrawn.
If the conditions to the tender offer have been satisfied or waived and more than 5,981,308 shares have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will buy shares in the following order of priority:
•
first, from all stockholders of “odd lots” (holders of fewer than 100 shares) who properly tender all of their shares, complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery and do not properly withdraw them prior to the Expiration Date;

•
second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, from all other stockholders who properly tender shares and do not properly withdraw them before the Expiration Date; and

•
third, if necessary to permit the Company to purchase 5,981,308 shares (or such greater amount as the Company may elect to purchase, subject to applicable law), from stockholders who have tendered shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them prior to the Expiration Date. See Section 6 of the Offer to Purchase.

All shares tendered and not purchased pursuant to the tender offer, including shares not purchased because of proration and conditional tender provisions of the Offer to Purchase, will be returned to the tendering stockholders or, in the case of shares delivered by book-entry transfer, credited to the account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) from which the transfer had previously been made, at the Company’s expense promptly following the Expiration Date and the guaranteed delivery period.
We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, and if so, at what price you wish for your shares to be tendered, upon the terms and subject to the conditions of the tender offer set forth in the Offer to Purchase and the related Letter of Transmittal.

Please note carefully the following:
1.   The tender offer, the proration period and withdrawal rights expire 12:00 midnight, New York City time, at the end of the day on August 28, 2023 unless the tender offer is extended or terminated by the Company.
2.   The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain conditions, including the Financing Condition, described in the Offer to Purchase. See Section 7 of the Offer to Purchase.
3.   Assuming that the conditions to the tender offer are satisfied or waived and the tender offer is fully subscribed, the Company would purchase 5,981,308 pursuant to the tender offer and 3,364,486 shares pursuant to the Share Repurchase for an aggregate of 9,345,794 shares, representing approximately 16% of the Company’s outstanding shares as of July 27, 2023.
If more than 5,981,308 shares are properly tendered in the tender offer and not properly withdrawn, the Company reserves the right to exercise the Two Percent Upsize Option. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares of its common stock or to change the Purchase Price subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.
4.   Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the related Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the tender offer.
5.   If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date at or below the Purchase Price and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the tender offer.
6.   If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.
The tender offer is not being made to, and tenders will not be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the tender offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
THE TENDER OFFER AND THE SHARE REPURCHASE HAVE BEEN AUTHORIZED AND APPROVED BY THE COMPANY’S BOARD OF DIRECTORS, THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (THE “FINANCE AND AUDIT COMMITTEE”) AND THE MEMBERS OF THE BOARD OF DIRECTORS WHO ARE INDEPENDENT OF ATAIROS (THE “DISINTERESTED DIRECTORS”). HOWEVER, NEITHER THE COMPANY NOR ANY MEMBER OF THE BOARD OF DIRECTORS HAS MADE, OR IS MAKING, ANY

RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. IN ADDITION, NONE OF MORGAN STANLEY & CO. LLC, BOFA SECURITIES, INC. OR TRUIST SECURITIES, INC., THE DEALER MANAGERS FOR THE TENDER OFFER (THE “DEALER MANAGERS”), D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE TENDER OFFER (THE “INFORMATION AGENT”), THE DEPOSITARY FOR THE TENDER OFFER OR ANY OF THE COMPANY’S OR THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN SO DOING, STOCKHOLDERS SHOULD READ CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO PURCHASE, AND IN THE OTHER TENDER OFFER MATERIALS, INCLUDING THE COMPANY’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS ARE URGED TO DISCUSS THEIR DECISIONS WITH THEIR TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.
THE COMPANY’S DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES ARE ENTITLED TO PARTICIPATE IN THE TENDER OFFER ON THE SAME BASIS AS ALL OTHER STOCKHOLDERS. CERTAIN OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INCLUDING THE CHAIRPERSON OF THE COMPANY’S BOARD OF DIRECTORS AND THE COMPANY’S CHIEF EXECUTIVE OFFICER, HAVE EACH ADVISED THE COMPANY THAT THEY CURRENTLY INTEND TO PARTICIPATE IN THE TENDER OFFER, BUT NONE OF THE COMPANY’S AFFILIATES CURRENTLY INTEND TO PARTICIPATE IN THE TENDER OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE. EACH OF THEM MAY CHANGE THEIR INTENTIONS AT ANY TIME AND NO ASSURANCE CAN BE GIVEN THAT ANY OF THEM WILL OR WILL NOT PARTICIPATE IN THE TENDER OFFER. THE EQUITY OWNERSHIP OF THE COMPANY’S DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES WHO DO NOT TENDER THEIR SHARES IN THE TENDER OFFER, AND THE EQUITY OWNERSHIP OF OTHER STOCKHOLDERS WHO DO NOT TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER, WILL PROPORTIONATELY INCREASE AS A PERCENTAGE OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES FOLLOWING THE CONSUMMATION OF THE TENDER OFFER. HOWEVER, PURSUANT TO THE REPURCHASE AGREEMENT THE COMPANY ENTERED INTO WITH ATAIROS (WHICH IS AN AFFILIATE OF THE COMPANY AND ITS DIRECTOR MICHAEL J. ANGELAKIS), ASSUMING THE TENDER OFFER IS FULLY SUBSCRIBED, THE COMPANY WILL PURCHASE 3,364,486 SHARES FROM ATAIROS ON THE 11TH BUSINESS DAY FOLLOWING THE EXPIRATION DATE SUCH THAT ATAIROS WOULD CONTINUE TO BENEFICIALLY OWN APPROXIMATELY 36% OF ITS ISSUED AND OUTSTANDING SHARES IMMEDIATELY FOLLOWING THE CLOSING OF THE SHARE REPURCHASE (TAKING INTO ACCOUNT THE SHARES PURCHASED IN THE TENDER OFFER). PURSUANT TO THE REPURCHASE AGREEMENT, ATAIROS HAS AGREED THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, PURCHASE OR SELL SHARES OF THE COMPANY’S COMMON STOCK FROM THE DATE OF THE REPURCHASE AGREEMENT UNTIL THE 11TH BUSINESS DAY FOLLOWING THE EXPIRATION DATE. SEE SECTION 11 OF THE OFFER TO PURCHASE.
Enclosures

INSTRUCTION FORM
With Respect to the Offer by
TRINET GROUP, INC.
To Purchase for Cash Pursuant to the Offer to Purchase Dated August 1, 2023
Up to 5,981,308 Shares of its Common Stock At a Purchase Price of $107.00 Per Share
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 1, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Tender Offer Statement on Schedule TO-I that the Company has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) (such materials, collectively, as they may be amended or supplemented from time to time, the “tender offer materials”), in connection with the offer by TriNet Group, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 5,981,308 shares of its issued and outstanding common stock, par value $0.000025 per share (the “shares”), at a price of $107.00 per share (the “Purchase Price”), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer.
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.
NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE
UNDERSIGNED:             SHARES

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.
ODD LOTS
(See Instruction 5 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐   By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐   The minimum number of shares that must be purchased, if any are purchased, is:          shares
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:
☐   The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE
Signature(s):
Name(s):	(PLEASE PRINT)
Taxpayer Identification Number or Social Security Number:
Area Code(s)/Phone Number(s):
Date: